Exhibit 4.5

GLOBAL PARTNERS LP,

GLP FINANCE CORP.

AND

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF

7.000% SENIOR NOTES DUE 2023

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 9, 2015

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Trustee

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 9, 2015, is entered into between Global Partners LP, a Delaware limited partnership (the “Partnership”), GLP Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”), Global Operating LLC, a Delaware limited liability company (“Global Operating”), Global Companies LLC, a Delaware limited liability company (“Global Companies”), Glen Hes Corp., a Delaware corporation (“Glen Hes”), Global Montello Group Corp., a Delaware corporation (“Global Montello”), Chelsea Sandwich LLC, a Delaware limited liability company (“Chelsea Sandwich”), Global Energy Marketing LLC, a Delaware limited liability company (“GEM”), Global Energy Marketing II LLC, a Delaware limited liability company (“GEM II”), Global CNG LLC, a Delaware limited liability company (“CNG”), Warren Equities, Inc., a Delaware corporation (“WEI”), Maryland Oil Company, Inc., a Delaware corporation (“Maryland Oil”), Alliance Energy LLC, a Massachusetts limited liability company (“Alliance”), Bursaw Oil LLC, a Massachusetts limited liability company (“Bursaw”), Drake Petroleum Company, Inc., a Massachusetts corporation (“Drake”), Cascade Kelly Holdings LLC, an Oregon limited liability company (“Cascade Kelly”), Global Partners Energy Canada ULC, an Alberta unlimited liability corporation (“Global Canada”), Warex Terminals Corporation, a New York corporation (“Warex”), and Puritan Oil Company, Inc., a New Jersey corporation (“Puritan Oil” and, together with Global Operating, Global Companies, Glen Hes, Global Montello, Chelsea Sandwich, GEM, GEM II, CNG, WEI, Maryland Oil, Alliance, Bursaw, Drake, Cascade Kelly, Global Canada and Warex, the “Guarantors”), and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).  The Issuer and the Trustee agree as follows for the benefit of the holders (the “Holders”) of the 7.000% Notes due 2023 of the Issuers (the “Notes”):

WHEREAS, the Issuers, the Guarantors and the Trustee are parties to that certain Indenture dated as of June 4, 2015 (the “Original Indenture”), relating to the Notes;

WHEREAS, Section 9.01(d) of the Original Indenture provides that the Issuers, the Guarantors and Trustee, without the consent of the Holders, may amend or supplement the Original Indenture to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder, provided that any change to conform this Indenture to the Offering Memorandum shall not be deemed to adversely affect such legal rights;

WHEREAS, the Issuers and the Guarantors desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 9.01(d) of the Original Indenture;

WHEREAS, the Issuers and the Guarantors have determined that Global Operating was inadvertently omitted from the signature page of the Original Indenture as a guarantor of the Notes, which resulted in the definition of the “Guarantors” in the Original Indenture being inconsistent with the definition of the same, contained in the Offering Memorandum;

WHEREAS, the Issuers have delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 11.04 and 11.05 of the Original Indenture; and

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WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuers and the Guarantors have been done.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the Holders as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.1            Amendment to Signature Page.  The signature page of the Original Indenture is hereby replaced in its entirety with the signature page to this Supplemental Indenture, which includes Global Operating as a guarantor.

Section 1.2            Definition of Guarantors.  For the avoidance of doubt, the term Guarantors shall refer to the parties listed as “Guarantors” on the signature page to this Supplemental Indenture and shall include Global Operating.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1            Defined Terms.  For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Original Indenture have the meanings specified in the Original Indenture.

Section 2.2            Indenture.  Except as amended hereby, the Original Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Original Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3            New York Law to Govern.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4            Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.5            Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.6            Severability.  In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any

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respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7            Effectiveness.  The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.

Section 2.8            The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

[Signature pages follow.]

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SIGNATURES

GLOBAL PARTNERS LP

By:	Global GP LLC, its General Partner

	By:	/s/ Daphne H. Foster
Name: Daphne H. Foster
Title: Chief Financial Officer

GLP FINANCE CORP.

By:	/s/ Daphne H. Foster
Name: Daphne H. Foster
Title: Chief Financial Officer

[SIGNATURE PAGE—FIRST SUPPLEMENTAL INDENTURE]

GUARANTORS

GLOBAL COMPANIES LLC
GLOBAL ENERGY MARKETING LLC
CHELSEA SANDWICH LLC
ALLIANCE ENERGY LLC
GLOBAL ENERGY MARKETING II LLC
CASCADE KELLY HOLDINGS LLC
GLOBAL CNG LLC

By:		Global Operating LLC,
its Sole Member

By:		Global Partners LP,
its Sole Member

By:		Global GP LLC,
its General Partner

	By:	/s/ Daphne H. Foster
Name: Daphne H. Foster
Title: Chief Financial Officer

BURSAW OIL LLC

By:		Alliance Energy LLC,
its Sole Member

By:		Global Operating LLC,
its Sole Member

By:		Global Partners LP,
its Sole Member

By:		Global GP LLC,
its General Partner

	By:	/s/ Daphne H. Foster
Name: Daphne H. Foster
Title: Chief Financial Officer

[SIGNATURE PAGE—FIRST SUPPLEMENTAL INDENTURE]

GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
WARREN EQUITIES, INC.
WAREX TERMINALS CORPORATION
DRAKE PETROLEUM COMPANY, INC.
PURITAN OIL COMPANY, INC.
MARYLAND OIL COMPANY, INC.
GLOBAL PARTNERS ENERGY CANADA ULC

By:	/s/ Daphne H. Foster
Name: Daphne H. Foster
Title: Chief Financial Officer

GLOBAL OPERATING LLC

By:	Global Partners LP, its Sole Member

By:	Global GP LLC, its General Partner

	By:	/s/ Daphne H. Foster
Name: Daphne H. Foster
Title: Chief Financial Officer

[SIGNATURE PAGE—FIRST SUPPLEMENTAL INDENTURE]

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

	By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

	By:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

[SIGNATURE PAGE—FIRST SUPPLEMENTAL INDENTURE]